As filed with the Securities and Exchange Commission on January 21, 2000
                                                           Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                           LIFE MEDICAL SCIENCES INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                              14-1745197
(State or other jurisdiction of                               (I.R.S. employer
 incorporation or organization)                              identification no.)

                               379 Thornall Street
                            Edison, New Jersey 08837
               (Address of principal executive offices) (Zip code)
                             -----------------------

                LIFE MEDICAL SCIENCES, INC. AMENDED AND RESTATED
                             1992 STOCK OPTION PLAN
                            (full title of the plan)

                            Mr. Robert P. Hickey, CEO
                           Life Medical Sciences, Inc.
                               379 Thornall Street
                            Edison, New Jersey 08837
                     (Name and address of agent for service)
                                 (732) 494-0444
          (Telephone number, including area code, of agent for service)

                             -----------------------
                                    Copy to:
                            Irwin M. Rosenthal, Esq.
                               Graham & James LLP
                          885 Third Avenue, 21st Floor
                            New York, New York 10022
                                 (212) 848-1000

                             -----------------------
                         Calculation of Registration Fee

-----------------------------------------------------------------------------------------------------------------------
Title of securities to be      Amount to be         Proposed maximum           Proposed maximum           Amount of
       registered             registered (1)    offering price per unit    aggregate offering price    registration fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock ($.001 par          290,020(2)             $0.344(4)                  $ 99,767                 $26.34
value per share)
-----------------------------------------------------------------------------------------------------------------------
Common Stock                       6,000(3)             $0.400                     $  2,400                 $ 0.63
-----------------------------------------------------------------------------------------------------------------------
Common Stock                       3,000(3)             $0.500                     $  1,500                 $ 0.40
-----------------------------------------------------------------------------------------------------------------------
Common Stock                     200,980(3)             $0.562                     $112,951                 $29.82
-----------------------------------------------------------------------------------------------------------------------
           TOTAL                 500,000                                           $216,618                 $57.19
-----------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.
(2) Represents shares of common stock reserved for issuance pursuant to options available for grant under the registrant's Amended and Restated 1992 Stock Option Plan ("Option Plan"), which shares have been made available pursuant to an increase in the total authorized shares under the Option Plan from 907,500 to 1,407,500.
(3) Represents shares of common stock issuable upon exercise of options granted under the Option Plan, which shares have been made available pursuant to the increase in authorized shares under the Option Plan.
(4) Calculated on the basis of the average of the closing bid and ask prices as of January 13, 2000 in accordance with Rule 457(h).

                                EXPLANATORY NOTE

      Pursuant to Rule 428(b) (1) under the Securities Act of 1933, as amended (the "Securities Act"), an information statement will be distributed to holders of options granted under the Life Medical Sciences, Inc. Amended and Restated 1992 Stock Option Plan. The information statement and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of the Form S-8 registration statements referred to below, taken together, constitute a prospectus that meets the requirements of the Securities Act.

           INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

      Except as modified herein, the contents of the registrant's registration statement on Form S-8, Registration No. 33-60580, as amended by the registrant's registration statement on Form S-8, Registration No. 333-03895, are incorporated by reference herein.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

      Certain legal matters in connection with the issuance of the shares of Common Stock, par value $.001 per share, of the registrant being registered hereby are being passed upon by Graham & James LLP, 885 Third Avenue, New York, New York 10022, counsel to the registrant. Irwin M. Rosenthal, a member of such firm, serves as an officer and a director of the registrant. Mr. Rosenthal directly owns 2,704 shares of Common Stock of the registrant and may be deemed to beneficially own, directly or indirectly, 682,940 shares of Common Stock of the registrant, including 255,940 shares of Common Stock issuable upon exercise of options which are currently exercisable. In addition, other members of Graham & James LLP may be deemed to beneficially own additional shares of Common Stock of the registrant.

                                    EXHIBITS

      The following is a complete list of exhibits filed as a part of this registration statement:

      Exhibit No.                                 Document
      -----------                                 --------

         4.1 Amended and Restated 1992 Stock Option Plan of the registrant. (Incorporated by reference to Exhibit
                             10.1 contained in Amendment No. 2 to the registrant's registration statement, on Form S-1, Registration No. 33-02588.

         4.2 Specimen Stock Certificate. (Incorporated by reference to Exhibit 2 contained in the registrant's registration statement on Form S-1, Registration No. 33-49008).

         4.3 Form of Incentive Stock Option Agreement under the Option Plan (Incorporated by reference to Exhibit
                             4.4 contained in registrant's registration statement on Form S-8, Registration No. 333-03895).

         4.4 Form of Non-Qualified Stock Option Agreement under the Option Plan (Incorporated by reference to Exhibit 4.5 contained in registrant's registration statement on Form S-8, Registration No. 333-03895).

         5.1                 Opinion of Graham & James LLP.

        23.1                 Consent of Graham & James LLP. (Included in
                             Exhibit 5.1).

        23.2                 Consent of Richard A. Eisner & Company, LLP.

        24.1 Powers of Attorney. (Included on the signature page of this Registration Statement).


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 13, 2000.

                 LIFE MEDICAL SCIENCES, INC.


                 By: /S/ Robert P. Hickey
                     ------------------------
                         Robert P. Hickey
                         CEO, President and Chairman of the Board of Directors

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert P. Hickey and Irwin M. Rosenthal his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                           Title                      Date
       ---------                           -----                      ----


/S/ Robert P. Hickey       CEO, President and Chairman of       January 13, 2000
-----------------------    the Board of Directors (principal
    Robert P. Hickey       executive officer and acting
                           principal financial and accounting
                           officer)


/S/ Irwin M. Rosenthal     Secretary and Director               January 14, 2000
-----------------------
    Irwin M. Rosenthal


/S/ Coy Eklund             Director                             January 13, 2000
-----------------------
    Coy Eklund


                           Director                             January __, 2000
-----------------------
    Joel L. Gold


/S/ Walter R. Maupay       Director                             January 12, 2000
-----------------------
    Walter R. Maupay


/S/ Edward A. Celano       Director                             January 11, 2000
-----------------------
    Edward A. Celano


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